U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2020 (March 18, 2020)

iBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation or organization)

001-35023

(Commission File Number)

26-2797813

(I.R.S. Employer Identification Number)

600 Madison Avenue, Suite 1601, New York, NY 10022-1737

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (302) 355-0650

                                               N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐ Emerging growth company

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock	IBIO	NYSE American

Item 8.01	Other Events.

On March 18, 2020, iBio, Inc. (the “Company” or “iBio”) issued a press release announcing its progress towards developing vaccine candidates for preventing infection from the SARS-CoV-2 virus that causes the COVID-19 coronavirus disease. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

iBio created its SARS-CoV-2 Virus-Like Particle (“VLP”)-based constructs using its FastPharming System™ to produce the nanoparticles in, and purify them from, plants. The manufacturing platform not only provides for rapid development of research quantities of product, but also high-quality material that is readily scalable for producing doses for clinical trials and commercial use.

As previously disclosed in the Company’s Current Report on Form 8-K filed on March 13, 2020, iBio filed four provisional patent applications with the U.S. Patent and Trademark Office in support of the VLP platform, as well as other technologies for treating or preventing infections with the SARS-CoV-2 virus.

Item 9.01	Exhibits.

99.1	Press Release, dated March 18, 2020 issued by iBio, Inc.

Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: March 18, 2020	By:	/s/ Thomas F. Isett
		Name:	Thomas F. Isett
		Title:	Chief Executive Officer and Executive Co-Chairman